                                                                     EXHIBIT 3.1


                            CABOT INDUSTRIAL TRUST

                             DECLARATION OF TRUST

                                October 8, 1997

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                               TABLE OF CONTENTS
                               -----------------

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RECITALS....................................................................   1

DECLARATION.................................................................   1

ARTICLE 1. THE TRUST........................................................   1
   Section 1.  Name.........................................................   1
   Section 2.  Resident Agent...............................................   2
   Section 3.  Nature of the Trust..........................................   2
   Section 4.  Purpose of the Trust.........................................   2

ARTICLE 2. SHARES...........................................................   2
   Section 1.  Shares, Certificates of Beneficial Interest..................   2
   Section 2.  Sale of Shares...............................................   4
   Section 3.  General Nature of Shares.....................................   4
   Section 4.  Treasury Shares..............................................   5
   Section 5.  Transferability of Shares....................................   5

ARTICLE 3. RESTRICTION ON TRANSFER, ACQUISITION
   AND REDEMPTION OF SHARES.................................................   5
   Section 1.   Definitions.................................................   5
   Section 2.   Ownership Limitation........................................   8
   Section 3.   Excess Shares...............................................   9
   Section 4.   Prevention of Transfer......................................   9
   Section 5.   Notice to Trust.............................................  10
   Section 6.   Information for Trust.......................................  10
   Section 7.   Other Action by Board.......................................  10
   Section 8.   Ambiguities.................................................  10
   Section 9.   Modification of Existing Holder Limits......................  11
   Section 10.  Increase or Decrease in Ownership Limit.....................  11
   Section 11.  Limitations on Changes in Existing Holder and Ownership
                Limits......................................................  11
   Section 12.  Waivers by Board............................................  12
   Section 13.  Legend......................................................  12
   Section 14.  Severability................................................  13
   Section 15.  Trust for Excess Shares.....................................  13
   Section 16.  Distributions on Excess Shares..............................  13
   Section 17.  Voting of Excess Shares.....................................  13
   Section 18.  Non-Transferability of Excess Shares........................  14
   Section 19.  Call by Trust on Excess Shares..............................  14


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   Section 20.  Underwritten Offerings......................................  15

ARTICLE 4. SHAREHOLDERS.....................................................  15
   Section 1.   Shareholders' Meetings......................................  15
   Section 2.   Voting......................................................  15
   Section 3.   Distributions...............................................  16
   Section 4.   Report to Shareholders......................................  16
   Section 5.   Inspection of Trust Books...................................  16
   Section 6.   Nonliability and Indemnification of Shareholders............  16
   Section 7.   Nonliability................................................  17

ARTICLE 5. THE TRUSTEES.....................................................  17
   Section 1.   Number, Terms, Qualification, Compensation and
                Names of Trustees...........................................  17
   Section 2.   Resignation, Removal and Death..............................  18
   Section 3.   Vacancies...................................................  18
   Section 4.   Successor Trustees..........................................  19
   Section 5.   Actions by and Meetings of Trustees.........................  19
   Section 6.   Authority of Trustees.......................................  20
   Section 7.   Powers of Trustees..........................................  20
   Section 8.   Trustees' Right to Own Shares in Trust......................  22
   Section 9.   Related Party Transactions..................................  22
   Section 10.  Non-Liability of Trustees...................................  22
   Section 11.  Indemnification of Trustees.................................  23
   Section 12.  Persons Dealing with Trustees...............................  23
   Section 13.  Administrative Powers of Trustees...........................  23
   Section 14.  Election of Officers........................................  24
   Section 15.  Committees of Trustees, Delegation of Powers and Duties to
                Committees, Trustees, Officers and Employees................  24
   Section 16.  Proposal of Amendments......................................  24

ARTICLE 6. DURATION AND TERMINATION OF TRUST................................  25
   Section 1.   Termination of Trust........................................  25
   Section 2.   Merger......................................................  25
   Section 3.   Duration of Trust...........................................  25
   Section 4.   Organization as a Corporation...............................  25

ARTICLE 7. AMENDMENTS.......................................................  26
   Section 1.   General.....................................................  26
   Section 2.   Amendment by Shareholders...................................  26

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   Section 3.   Amendment by Trustees.......................................  26
   Section 4.   Requirements of Maryland Law................................  26

ARTICLE 8. MISCELLANEOUS....................................................  26
   Section 1.   Construction................................................  26
   Section 2.   Headings for Reference Only.................................  26
   Section 3.   Filing and Recording........................................  27
   Section 4.   Applicable Law..............................................  27
   Section 5.   Certifications..............................................  27
   Section 6.   Severability................................................  27
   Section 7.   Bylaws......................................................  28

ARTICLE 9. LIMITATION OF LIABILITY FOR TRUSTEES
   AND OFFICERS; INDEMNIFICATION............................................  28
   Section 1.   Limitation of Officer Liability.............................  28
   Section 2.   Indemnification.............................................  28
   Section 3.   Indemnification and Insurance...............................  28
   Section 4.   Conflicts...................................................  29
   Section 5.   Severability................................................  29
   Section 6.   No Impairment...............................................  29
   Section 7.   References..................................................  29

                            CABOT INDUSTRIAL TRUST

                             DECLARATION OF TRUST

     This Declaration of Trust of Cabot Industrial Trust (this "Declaration of Trust") is made in Chicago, Illinois, as of October 8, 1997.

                                   RECITALS

     I. The trustees named on Schedule A hereto (the "Trustees") desire to create a real estate investment trust under the laws of the State of Maryland.

     II. The Trustees desire that this Trust qualify as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as now in effect or hereafter amended (the "Code"), and under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 8").

     III. The beneficial interest in this Trust shall be divided into transferable shares ("Shares") of one or more classes evidenced by certificates.

                                  DECLARATION

     NOW, THEREFORE, the Trustees hereby declare that they assume the duties of Trustees hereunder.

                             ARTICLE 1. THE TRUST

     Section 1. Name. The trust created by this Declaration of Trust is herein referred to as the "Trust" and shall be known by the name "Cabot Industrial Trust." So far as may be practicable, legal and convenient, the affairs of the Trust shall be conducted and transacted under that name, which name shall not refer to the Trustees individually or personally or to the beneficiaries or shareholders of the Trust, or to any officers, employees or agents of the Trust.

     Under circumstances in which the Board of Trustees (the "Board") determines that the use of the name "Cabot Industrial Trust" is not practicable, legal or convenient, they may as appropriate use their names with suitable reference to their trustee status, or some other suitable designation, or they may adopt another name under which the Trust may hold property or operate in any jurisdiction which name shall not, to the knowledge of the Board, refer to beneficiaries or shareholders of the Trust. Legal title to all the properties subject from time to time to this Declaration of Trust shall be transferred to, vested in and held by the Trust in its own name or by the Trustees as joint tenants with right of survivorship as Trustees of this Trust, except that the Board shall have the power to cause legal title to any property of this Trust to be held by and/or in the name of one or more of the Trustees, or any other person as nominee, on such terms, in such manner and with such powers as the Board may determine, provided that the interest of the Trust therein is appropriately protected.

     The Trust shall have the authority to operate under an assumed name or names in such state or states or any political subdivision thereof where it would not be legal, practical or convenient to operate in the name of the Trust. The Trust shall have the authority to file such assumed name certificates or other instruments in such places as may be required by applicable law to operate under such assumed name or names.

     Section 2. Resident Agent. The name and address of the resident agent of the Trust in the State of Maryland is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The Trust may have such other offices or places of business within or without the State of Maryland as the Board may from time to time determine.

     Section 3. Nature of the Trust. The Trust is a REIT within the meaning of Title 8. The Trust is not intended to be, shall not be deemed to be and shall not be treated as a general partnership, limited partnership, joint stock association or, except as contemplated in Section 1 of Article 8, a corporation. The shareholders shall be beneficiaries in that capacity in accordance with the rights conferred on them hereunder.

     Section 4. Purpose of the Trust. The Trust shall have all the powers granted to REITs generally by Title 8 or any successor statute and shall have such other and further powers as are not inconsistent with and are appropriate to promote and attain the purposes of the Trust as set forth in this Declaration of Trust. The purpose of the Trust is to invest in notes, bonds and other obligations secured by mortgages on real property and to purchase, hold, lease, manage, develop, sell, exchange, subdivide and improve real property and interests in real property, and in general, to carry on any other acts in connection with the foregoing and to have and exercise all powers conferred by the laws of the State of Maryland on REITs formed under Title 8, and to do any or all of the things herein set forth to the same extent as natural persons might or could do. The Trust may act as registered agent for service of process in any jurisdiction where permitted on behalf of any partnership for which it is a general partner. In addition, it is intended that the business of the Trust will be conducted so that the Trust will qualify (so long as such qualification, in the opinion of the Board, is advantageous to the shareholders) as a REIT as defined in the Code.

                               ARTICLE 2. SHARES

     Section 1.  Shares, Certificates of Beneficial Interest.   The units into
which the beneficial interests in the Trust shall be divided shall be designated as Shares, with a par value of $0.01 per Share. Ownership of Shares shall be evidenced by certificates in such form as shall be determined by the Board from time to time in accordance with the laws of the State of Maryland. The owners of such Shares, who are the beneficiaries of the Trust, shall be designated as shareholders. The certificates shall be negotiable and title thereto shall be transferred by assignment or delivery in all respects as a stock certificate of a Maryland

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corporation. The total number of Shares which the Trust has authority to issue is 150,000,000, provided that the Board may amend this Declaration of Trust, without shareholder consent, to increase or decrease the aggregate number of Shares that the Trust has authority to issue. The Shares shall consist of common Shares and such other types or classes of securities of the Trust as the Board may create and authorize from time to time and designate as representing a beneficial interest in the Trust. The consideration paid for the issuance of Shares shall be determined by the Board and shall consist of money paid, tangible or intangible property or labor or services actually performed. Shares shall not be issued until the full amount of the consideration has been received by the Trust. The Board may authorize Share dividends or Share splits. All Shares issued hereunder shall be, when issued, fully paid, and no assessment shall ever be made on the shareholders.

     The Board may classify or reclassify any unissued Shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of the Shares by filing articles supplementary pursuant to the applicable laws of the State of Maryland. The Board may issue from the authorized but unissued Shares of the Trust preferred Shares in series and establish from time to time the number of preferred Shares to be included in each such series and fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications and terms and conditions of redemption of the Shares of each series. Except for Shares so classified or reclassified and any preferred Shares issued hereunder, all other Shares shall be designated as common Shares, each of which common Shares shall be equal in all respects to every other common Share.

     The authority of the Board with respect to each unissued series shall include, but not be limited to, determination of the following:

          (a) The number of Shares constituting that series and the distinctive designation of that series;

          (b) The rate of dividends or distributions, if any, and whether (and if so, on what terms and conditions) dividends or distributions shall be cumulative (and, if so, whether unpaid dividends or distributions shall compound or accrue interest) or shall be payable in preference or in any other relation to dividends or distributions payable on any other class or classes of Shares or any other series of preferred Shares;

          (c) Whether that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms and extent of such voting rights;

          (d) Whether the Shares of that series shall be issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange (including, without limitation, the price or prices or the rate or rates of conversion or exchange or any terms for adjustment thereof);

          (e) Whether the Shares of that series may be redeemed and, if so, the terms and conditions on which they may be redeemed (including, without limitation, the dates on or after which they may be redeemed and the price or prices at which they may be redeemed, which price or prices may be different in different circumstances or at different redemption dates);

          (f) The amounts, if any, payable on the Shares in the event of voluntary liquidation, dissolution or winding up of the Trust in preference of Shares of any other class or series and whether the Shares of that series shall be entitled to participate generally in distributions on the common Shares under such circumstances;

          (g) The amounts, if any, payable on the Shares of that series in the event of involuntary liquidation, dissolution or winding up of the Trust in preference of Shares of any other class or series and whether the Shares of that series shall be entitled to participate generally in distributions on the common Shares under such circumstances;

          (h) Sinking fund provisions, if any, for the redemption or purchase of the Shares of that series (the term "sinking fund" being understood to include any similar fund, however designated); and

          (i) Any other relative rights, preferences, limitations and powers of that series.

     Section 2. Sale of Shares. The Board, in its discretion, may from time to time issue or sell or contract to issue or sell Shares, including Shares held in the treasury, to such party or parties and for such consideration as is allowed by the laws of the State of Maryland, at such time or times and on such terms as the Board may deem appropriate. In connection with any issuance of Shares, the Board, in its discretion, may provide for the issuance of fractional Shares or may provide for the issuance of scrip for fractions of Shares and determine the terms of such scrip including, without limiting the generality of the foregoing, the time within which any such scrip must be surrendered in exchange for Shares and the right, if any, of holders of scrip upon the expiration of the time so fixed, the right, if any, to receive proportional distributions, and the right, if any, to redeem scrip for cash, or the Board may, in its discretion, or if it determines, at the option of each holder, provide in lieu of scrip for the adjustment of fractions of Shares in cash. Except as may be provided in any agreement between the Trust and any of its shareholders, the shareholders shall have no preemptive rights of any kind whatsoever (including, but not limited to, the right to purchase or subscribe for or otherwise acquire any Shares of the Trust of any class, whether now or hereafter authorized, or any securities or obligations convertible into or exchangeable for, or any right, warrant or option to purchase such Shares, whether or not such Shares are issued and/or disposed of for cash, property or other consideration of any kind).

     Section 3. General Nature of Shares. All Shares shall be personal property entitling the shareholders only to those rights provided in this Declaration of Trust, in any Articles

Supplementary filed with respect to such Shares or in the resolution creating any class or series of Shares. The legal ownership of the property of the Trust and the right to conduct the business of the Trust are vested exclusively in the Trustees; the shareholders shall have no interest therein other than beneficial interest in the Trust conferred by their Shares and shall have no right to compel any partition, division, dividend or distribution of the Trust or any of its property. The death of a shareholder shall not terminate the Trust or give his or her legal representative any rights against other shareholders, the Trustees or the Trust property, except the right, exercised in accordance with applicable provisions of the Bylaws, to receive a new certificate for Shares in exchange for the certificate held by the deceased shareholder.

     Section 4. Treasury Shares. The Trust may repurchase or otherwise acquire its own Shares at such price or prices as may be determined by the Board, and for this purpose the Trust may create and maintain such reserves as are deemed necessary and proper. Shares issued hereunder and repurchased or otherwise acquired for the account of the Trust shall not, so long as they belong to the Trust, either receive dividends or distributions (except that they shall be entitled to receive dividends or distributions payable in Shares of the Trust) or be voted at any meeting of the shareholders. Such Shares may, in the discretion of the Board, be held in the treasury and be disposed of by the Board at such time or times, to such party or parties and for such consideration as the Board may deem appropriate or may be returned to the status of authorized but unissued Shares in the Trust.

     Section 5. Transferability of Shares. Shares in the Trust shall be transferable (subject to the provisions of Article 3 hereunder) in accordance with the procedure prescribed from time to time in the Trust's Bylaws. The persons in whose name the Shares are registered on the books of the Trust shall be deemed the absolute owners thereof and, until a transfer is effected on the books of the Trust, the Board shall not be affected by any notice, actual or constructive, of any transfer. Any issuance, redemption or transfer of Shares which would operate to disqualify the Trust as a REIT for purposes of Federal income tax purposes shall be null and void ab initio as provided in Article 3.

                ARTICLE 3. RESTRICTION ON TRANSFER, ACQUISITION
                           AND REDEMPTION OF SHARES

     Section 1. Definitions. For purposes of this Article 3, the following terms shall have the following meanings:

          "Beneficial Ownership" shall mean ownership of Shares by a Person who would be treated as an owner of such Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns," "Beneficially Own" and "Beneficially Owned" shall have correlative meanings.

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

          "Charitable Beneficiary" shall mean an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Board as the beneficiary or beneficiaries of the Excess Share Trust.

          "Debt" shall mean indebtedness of (a) the Trust or (b) Cabot Industrial Properties, L.P., a Delaware limited partnership, or any predecessor thereof.

          "Excess Shares" shall have the meaning given to it in paragraph (a) of
Section 3 of this Article 3.

          "Excess Share Trust" shall mean the trust created pursuant to Section 15 of this Article 3.

          "Excess Share Trustee" shall mean a person, who shall be unaffiliated with the Trust, any Purported Beneficial Transferee and any Purported Record Transferee, identified by the Board as the trustee of the Excess Share Trust.

          "Existing Holder" shall mean (a) any Person who is, or would be upon the exchange of Units, Debt or any security of the Trust, the Beneficial Owner of Shares in excess of the Ownership Limit both upon and immediately after the closing of the Initial Public Offering, so long as, but only so long as, such Person Beneficially Owns or would, upon exchange of Units, Debt or any security of the Trust, Beneficially Own Shares in excess of the Ownership Limit and (b) any Person to whom an Existing Holder Transfers, subject to the limitations provided in this Article 3, Beneficial Ownership of Shares causing such transferee to Beneficially Own Shares in excess of the Ownership Limit.

          "Existing Holder Limit" (a) for any Existing Holder who is an Existing Holder by virtue of clause (a) of the definition thereof, shall mean, initially, the percentage of the outstanding Shares Beneficially Owned, or which would be Beneficially Owned upon the exchange of Units, Debt or any security of the Trust, by such Existing Holder upon and immediately after the date of the closing of the Initial Public Offering, and, after any adjustment pursuant to
Section 9 of this Article 3, shall mean such percentage of the outstanding Shares as so adjusted, and (b) for any Existing Holder who becomes an Existing Holder by virtue of clause (b) of the definition thereof, shall mean, initially, the percentage of the outstanding Shares Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, but in no event shall such percentage be greater than the Existing Holder Limit for the Existing Holder who Transferred Beneficial Ownership of such Shares or, in the case of more than one transferor, in no event shall such percentage be greater than the smallest Existing Holder Limit of any transferring Existing Holder, and, after any adjustment pursuant to Section 9 of this Article 3, shall mean such percentage of the outstanding Shares as so adjusted. From the date of the Initial Public Offering until the Restriction Termination Date, the Trust shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limit for each Existing Holder.

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

          "Initial Public Offering" shall mean the sale of common Shares pursuant to the Trust's first effective registration statement for common Shares filed under the Securities Act of 1933, as amended.

          "Market Price" shall mean the last reported sales price reported on the New York Stock Exchange for a particular class of Shares on the trading day immediately preceding the relevant date, or if not then traded on the New York Stock Exchange, the last reported sales price for such class of Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which such class of Shares may be traded, or if not then traded over or through any exchange or quotation system, then the market price of such class of Shares on the relevant date as determined in good faith by the Board.

          "Ownership Limit" shall initially mean 9.8%, in number of Shares or value, of the outstanding Shares of the Trust, and after any adjustment as set forth in Section 10 of this Article 3, shall mean such greater percentage of the outstanding Shares as so adjusted. The number and value of the outstanding Shares of the Trust shall be determined by the Board in good faith, which determination shall be conclusive for all purposes hereof.

          "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter which participated in a public offering of Shares for a period of 25 days following the purchase by such underwriter of such Shares.

          "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, as defined below in Section 3 of this Article 3, the beneficial holder of the Shares, if such Transfer had been valid under Section 2 of this Article 3.

          "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, as defined below in Section 3 of this Article 3, the record holder of the Shares, if such Transfer had been valid under Section 2 of this Article 3.

          "Restriction Termination Date" shall mean the first day after the date of the Initial Public Offering on which the Board determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT.

          "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Shares (including (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares, (b) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares, but excluding the exchange of Units, Debt or any security of the Trust for Shares and (c) any transfer or other disposition of any interest in Shares as a result of a change in the marital status of the holder thereof), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have correlative meanings.

          "Units" shall mean units of limited partnership interest in Cabot Industrial Properties, L.P., a Delaware limited partnership.

     Section 2.  Ownership Limitation.

     (a) Except as provided in Sections 12 and 20 of this Article 3, and subject to paragraph (f) of this Section 2, from the date of the Initial Public Offering until the Restriction Termination Date, no Person (other than an Existing Holder) shall Beneficially Own Shares in excess of the Ownership Limit and no Existing Holder shall Beneficially Own Shares in excess of the Existing Holder Limit for such Existing Holder.

     (b) Except as provided in Sections 12 and 20 of this Article 3, and subject to paragraph (f) of this Section 2, from the date of the Initial Public Offering until the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of the Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Shares.

     (c) Except as provided in Sections 9 and 12 of this Article 3, and subject to paragraph (f) of this Section 2, from the date of the Initial Public Offering until the Restriction Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Shares in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of the Shares which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights in such Shares.

     (d) Subject to paragraph (f) of this Section 2, from the date of the Initial Public Offering until the Restriction Termination Date, any Transfer that, if effective, would result in the Shares being beneficially owned (as provided in Section 856(a) of the Code) by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of Shares which would be otherwise beneficially owned (as provided in Section 856(a) of the Code) by the transferee; and the intended transferee shall acquire no rights in such Shares.

     (e) Subject to paragraph (f) of this Section 2, from the date of the Initial Public Offering until the Restriction Termination Date, any Transfer that, if effective, would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Shares which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Shares.

     (f) Nothing contained in this Article 3 shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange. The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Article 3 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article 3.

     Section 3.  Excess Shares.

     (a) If, notwithstanding the other provisions contained in this Article 3, at any time from the date of the Initial Public Offering until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Trust (except for a change resulting from the exchange of Units for Shares) such that any Person would Beneficially Own Shares in excess of the applicable Ownership Limit or Existing Holder Limit (as applicable), then, except as otherwise provided in Sections 9 and 12 of this Article 3, and subject to paragraph (f) of Section 2 of this Article 3, the Shares Beneficially Owned in excess of such Ownership Limit or Existing Holder Limit (rounded up to the nearest whole Share) shall constitute "Excess Shares" and be treated as provided in this Article 3. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure (except for a change resulting from the exchange of Units for Shares).

     (b) If, notwithstanding the other provisions contained in this Article 3, at any time after the date of the Initial Public Offering until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Trust (except for a change resulting from the exchange of Units for Shares) which, if effective, would cause the Trust to become "closely held" within the meaning of Section 856(h) of the Code, then the Shares being Transferred which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole Share) shall constitute "Excess Shares" and be treated as provided in this Article 3. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure (except for a change resulting from the exchange of Units for Shares).

     Section 4. Prevention of Transfer. If the Board or its designee shall at any time determine in good faith that a Transfer has taken place in violation of
Section 2 of this Article 3 or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any Shares in violation of Section 2 of this Article 3, the Board or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; provided, however,
                                                          --------  -------
that any Transfers or attempted Transfers in violation of paragraph (b), (c), (d) or (e) of Section 2 of this Article 3 shall automatically result in the designation and treatment described in Section 3 of this Article 3, irrespective of any action (or non-action) by the Board.

     Section 5. Notice to Trust. Any Person who acquires or attempts to acquire Shares in violation of Section 2 of this Article 3, or any Person who is a transferee such that Excess Shares result under Section 3 of this Article 3, shall immediately give written notice or, in the event of a proposed or attempted Transfer, shall give at least 15 days prior written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Trust's status as a REIT.

     Section 6. Information for Trust. From the date of the Initial Public Offering and until the Restriction Termination Date:

          (a) every Beneficial Owner of more than 5% (or such other percentage, between 1/2 of 1% and 5%, as provided in the income tax regulations promulgated under the Code) of the number or value of outstanding Shares of the Trust shall, within 30 days after January 1 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner, the number of Shares Beneficially Owned, and a description of how such Shares are held. Each such Beneficial Owner shall provide to the Trust such additional information as the Trust may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Trust's status as a REIT.

          (b) each Person who is a Beneficial Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial Owner shall provide to the Trust in writing such information with respect to direct, indirect and constructive ownership of Shares as the Board deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to determine the Trust's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     Section 7.  Other Action by Board. Subject to paragraph (f) of Section 2 of this Article 3, nothing contained in this Article 3 shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders by preservation of the Trust's status as a REIT; provided, however, that no provision of this Section 7
                          --------  -------
shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

     Section 8. Ambiguities. In the case of an ambiguity in the application of any of the provisions of this Article 3, including any definition contained in Section 1, the Board shall have the power to determine the application of the provisions of this Article 3 with respect to any situation based on the facts known to it.

     Section 9. Modification of Existing Holder Limits. The Existing Holder Limits may be modified as follows:

          (a) Subject to the limitations provided in Section 11 of this Article 3, the Board may grant options which result in Beneficial Ownership of Shares by an Existing Holder pursuant to an option plan approved by the Board and/or the shareholders. Any such grant shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 11 of this Article 3 to permit the Beneficial Ownership of the Shares issuable upon the exercise of such option.

          (b) Subject to the limitations provided in Section 11 of this Article 3, an Existing Holder may elect to participate in a dividend reinvestment plan approved by the Board which results in Beneficial Ownership of Shares by such participating Existing Holder and any comparable reinvestment plan of Cabot Industrial Properties, L.P., a Delaware limited partnership, wherein those Existing Holders holding Units are entitled to purchase additional Units. Any such participation shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under
     Section 11 of this Article 3 to permit Beneficial Ownership of the Shares acquired as a result of such participation.

          (c) The Board shall reduce the Existing Holder Limit for any Existing Holder after any Transfer permitted in this Article 3 by such Existing Holder by the percentage of the outstanding Shares so Transferred or after the lapse (without exercise) of an option described in paragraph (a) of this Section 9 by the percentage of the Shares that the option, if exercised, would have represented, but in either case no Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

     Section 10. Increase or Decrease in Ownership Limit. Subject to the limitations provided in Section 11 of this Article 3 and Section 4 of Article 1, the Board may from time to time increase or decrease the Ownership Limit; provided, however, that any decrease may only be made prospectively as to
--------  -------
subsequent holders (other than a decrease as a result of a retroactive change in existing law that would require a decrease to retain REIT status, in which case such decrease shall be effective immediately).

     Section 11.  Limitations on Changes in Existing Holder and Ownership
Limits.

     (a) Neither the Ownership Limit nor any Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five Beneficial Owners of Shares (including all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 49.9% in number or value of the outstanding Shares.

     (b) Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to Section 9 or 10 of this Article 3, the Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT.

     (c) No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

     Section 12.  Waivers by Board.

     (a) The Board, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Board and upon at least 15 days written notice from a transferee prior to the proposed Transfer which, if consummated, would result in the intended transferee owning Shares in excess of the Ownership Limit or the Existing Holder Limit, as the case may be, and upon such other conditions as the Board may direct, may waive the Ownership Limit or the Existing Holder Limit, as the case may be, with respect to such transferee.

     (b) In addition to waivers permitted under paragraph (a) above, the Board shall waive the Ownership Limit with respect to a Person if: (i) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that such Person is not an individual for purposes of
Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code); (ii) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that no Person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to Beneficially Own Shares in excess of the Ownership Limit by reason of the ownership of Shares in excess of the Ownership Limit by the Person receiving the waiver granted under this paragraph (b); (iii) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that the ownership of Shares in excess of the Ownership Limit by the Person receiving the waiver granted under this paragraph
(b) will not result in the Trust failing to qualify as a REIT; and (iv) such Person provides to the Board such representations and undertakings, if any, as the Board may, in its reasonable discretion, require to ensure that the conditions in clauses (i), (ii) and (iii) above are satisfied and will continue to be satisfied throughout the period during which such Person owns Shares in excess of the Ownership Limit pursuant to any waiver granted under this paragraph (b), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 3 of this Article 3 with respect to Shares held in excess of the Ownership Limit by such Person (determined without regard to the waiver granted such Person under this paragraph (b)).

     Section 13. Legend. Each certificate for Shares shall bear substantially the following legend:

          The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Trust's maintenance of its status as a REIT under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Declaration of Trust of the Trust, no Person may Beneficially Own Shares in excess of _____% (or such greater percentage as may be determined by the Board of the Trust) of the number or value of the outstanding Shares of the Trust (unless such Person is an Existing Holder). Any Person who attempts or proposes to Beneficially Own Shares in excess of the above limitations must notify the Trust in writing at least 15 days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meanings defined in the Declaration of Trust of the Trust, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. If the restrictions on transfer are violated, the securities represented hereby shall be designated and treated as Excess Shares which shall be held in trust by the Excess Share Trustee for the benefit of the Charitable Beneficiary.

     Section 14. Severability. If any provision of this Article 3 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.

     Section 15. Trust for Excess Shares. Upon any purported Transfer that results in Excess Shares pursuant to Section 3 of this Article 3, such Excess Shares shall be deemed to have been transferred to the Excess Share Trustee, as trustee of the Excess Share Trust for the exclusive benefit of the Charitable Beneficiary. Excess Shares so held in trust shall be issued and outstanding Shares of the Trust. The Purported Beneficial Transferee shall have no rights in such Excess Shares except as provided in Section 18 of this Article 3.

     Section 16. Distributions on Excess Shares. Any distributions (whether as dividends, distributions upon liquidation, dissolution or winding up or otherwise) on Excess Shares shall be paid to the Excess Share Trust for the benefit of the Charitable Beneficiary. Upon liquidation, dissolution or winding up, the Purported Record Transferee shall receive the lesser of (a) the amount of any distribution made upon liquidation, dissolution or winding up or (b) the price paid by the Purported Record Transferee for the Shares, or if the Purported Record Transferee did not give value for the Shares, the Market Price of the Shares on the day of the event causing the Shares to be held in trust. Any such dividend paid or distribution paid to the Purported Record Transferee in excess of the amount provided in the preceding sentence prior to the discovery by the Trust that the Shares with respect to which the dividend or distribution was made had been exchanged for Excess Shares shall be repaid to the Excess Share Trust for the benefit of the Charitable Beneficiary.

     Section 17. Voting of Excess Shares. The Excess Share Trustee shall be entitled to vote the Excess Shares for the benefit of the Charitable Beneficiary on any matter. Any vote taken by a Purported Record Transferee prior to the discovery by the Trust that the Excess

Shares were held in trust shall be rescinded ab initio. The owner of the Excess Shares shall be deemed to have given an irrevocable proxy to the Excess Share Trustee to vote the Excess Shares for the benefit of the Charitable Beneficiary.

     Section 18. Non-Transferability of Excess Shares. Excess Shares shall be transferable only as provided in this Section 18. At the direction of the Trust, the Excess Share Trustee shall transfer the Shares held in the Excess Share Trust to a person whose ownership of the Shares will not violate the Ownership Limit or Existing Holder Limit. Such transfer shall be made within 60 days after the latest of (x) the date of the Transfer which resulted in such Excess Shares and (y) the date the Board determines in good faith that a Transfer resulting in Excess Shares has occurred, if the Trust does not receive a notice of such Transfer pursuant to Section 5 of this Article 3. If such a transfer is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Purported Record Transferee and to the Charitable Beneficiary. The Purported Record Transferee shall receive the lesser of (a) the price paid by the Purported Record Transferee for the Shares or, if the Purported Record Transferee did not give value for the Shares, the Market Price of the Shares on the day of the event causing the Shares to be held in trust, and (b) the price received by the Excess Share Trust from the sale or other disposition of the Shares. Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid to the Charitable Beneficiary. Prior to any transfer of any Excess Shares by the Excess Share Trustee, the Trust must have waived in writing its purchase rights under Section 19 of this Article 3. It is expressly understood that the Purported Record Transferee may enforce the provisions of this Section 18 against the Charitable Beneficiary.

     If any of the foregoing restrictions on transfer of Excess Shares is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Trust, to have acted as an agent of the Trust in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Trust.

     Section 19. Call by Trust on Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Trust, or its designee, at a price per Share equal to the lesser of (a) the price per Share in the transaction that created such Excess Shares (or, in the case of a devise, gift or other transaction in which no value was given for such Excess Shares, the Market Price at the time of such devise, gift or other transaction) and (b) the Market Price of the common Shares and/or preferred Shares to which such Excess Shares relates on the date the Trust, or its designee, accepts such offer (the "Redemption Price"). The Trust shall have the right to accept such offer for a period of 90 days after the later of (x) the date of the Transfer which resulted in such Excess Shares and (y) the date the Board determines in good faith that a Transfer resulting in Excess Shares has occurred, if the Trust does not receive a notice of such Transfer pursuant to Section 5 of this Article 3 but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 18 of this Article 3. Unless the Board determines that it is in the interests of the Trust to make earlier payments of all of the amount determined as the Redemption Price per Share in accordance with the preceding sentence, the Redemption Price may be payable at the option of the Board at any time up to but not later than one year after the date the Trust accepts the offer to purchase the Excess Shares. In no event shall the Trust have an obligation to pay interest to the Purported Record Transferee.

     Section 20. Underwritten Offerings. The Ownership Limit shall not apply to the acquisition of Shares or rights, options or warrants for, or securities convertible into, Shares by an underwriter in a public offering, provided that
                                                                 --------
the underwriter makes a timely distribution of such Shares or rights, options or warrants for, or securities convertible into, Shares.

                            ARTICLE 4. SHAREHOLDERS

     Section 1.  Shareholders' Meetings.   There shall be an annual meeting of
the shareholders to be held at such time and place, either within or without the State of Maryland, as the Board shall prescribe in accordance with the Trust's Bylaws, at which Trustees shall be elected or reelected and any other proper business may be conducted. The annual meeting of shareholders shall be held upon proper notice, at a convenient location and within a reasonable period following delivery of the annual report, but in any event such meeting must be held within six months after the end of each full fiscal year. Special meetings of shareholders may be called by a majority of the Board, or by any executive officer of the Trust, and shall be called upon the written request of shareholders holding in the aggregate not less than twenty-five percent of the outstanding Shares of the Trust entitled to vote at such meeting in the manner provided in the Bylaws. If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of the shareholders for the election of successor Trustees. Written or printed notice stating the place, date and hour of the shareholders' meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the day of the meeting either personally or by mail, by or at the direction of the Board or any officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. No other business than that which is stated in the call for a special meeting shall be considered at such meeting.

     A majority of the outstanding Shares entitled to vote at any meeting represented in person or by proxy shall constitute a quorum at any such meeting. Whenever any action is to be taken by the shareholders, it shall, except as otherwise authorized or required by law or this Declaration of Trust or the Bylaws, be authorized by a majority of the votes cast at a meeting of shareholders by holders of Shares entitled to vote thereon.

     Section 2. Voting. At each meeting of the shareholders, each shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of Shares of the Trust owned by him and entitled to vote on each matter on which the vote of the shareholders is taken. In any election in which more than one vacancy for the position of Trustee is to be filled, each shareholder may vote the number of Shares of the Trust owned by him and entitled to vote on the election of Trustees for each such vacancy to be filled. There shall be no right of cumulative voting. Each outstanding common Share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except (a) with regard to any class or series of common Shares, to the extent that articles supplementary (to the extent permitted by Maryland law) limit or deny voting rights to the holders of the common Shares of such class or series, or (b) as otherwise provided by Maryland law. Preferred Shares shall have such voting rights as the Board shall establish in articles supplementary filed with the State Department of Assessments and Taxation of Maryland.

     Section 3.  Distributions.   The Board may from time to time authorize,
declare and pay to shareholders such dividends or distributions in cash, property or other assets of the Trust or in securities of the Trust or from any other source as the Board in its discretion shall determine. The Board shall endeavor to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a REIT under the Code (so long as such qualification, in the opinion of the Board, is in the best interests of the shareholders); however, shareholders shall have no right to any dividend or distribution unless and until declared by the Board. The exercise of the powers and rights of the Board pursuant to this Section 3 shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any person in whose name any Shares are registered on the records of the Trust or by his or her duly authorized agent shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability with respect to the application thereof.

     Section 4.  Report to Shareholders.   The Trust shall prepare an annual
report concerning its operations for the preceding fiscal year. The report shall include a balance sheet, an income statement and a surplus statement. The financial statements in the report shall be certified by an independent certified public accountant based on the accountant's full examination of the books and records of the Trust in accordance with generally accepted auditing procedure. The signed report shall be delivered to shareholders and shall be placed on file at the principal office of the Trust within the time prescribed by Title 8.

     Section 5. Inspection of Trust Books. The books and records of the Trust shall be open to inspection upon the written demand of a shareholder at any reasonable time for a purpose reasonably related to his or her interests as a shareholder and shall be exhibited at any time when required by the demand at any shareholders' meeting of ten percent of the Shares represented at the meeting. Such inspection by a shareholder may be made in person or by agent or attorney and the right of inspection includes the right to make extracts. Demand of inspection other than at a Shareholders' meeting shall be made in writing on the President or the Secretary of the Trust at the principal office of the Trust.

     Section 6.  Nonliability and Indemnification of Shareholders.
Shareholders shall not be personally or individually liable in any manner whatsoever for any debt, act, omission or obligation incurred by the Trust or the Trustees and shall be under no obligation to the Trust or its creditors with respect to such Shares other than the obligation to pay to the Trust the full amount of the consideration for which the Shares were issued or to be issued. The shareholders shall not be liable to assessment and the Board shall have no power to bind the shareholders personally. The Trust shall indemnify and hold each shareholder harmless from and against all claims and liabilities, whether they proceed to judgment or are settled or otherwise brought to a conclusion, to which such shareholder may become subject by reason of his or her being or having been a shareholder, and shall reimburse such shareholder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability; provided, however, that no such shareholder shall be
                    --------  -------
indemnified or reimbursed if such claim, obligation or liability is finally adjudged by a competent court of law to have arisen out of the shareholder's bad faith, willful misconduct or gross negligence; and provided, further, that such
                                                   --------  -------
shareholder must give prompt notice as to any such claims or liabilities or suits and must take such action as will permit the Trust to conduct the defense thereof. The rights accruing to a shareholder under this Section 6 shall not exclude any other right to which such shareholder may be lawfully entitled, nor shall anything contained herein restrict the right of the Trust to indemnify or reimburse a shareholder in any appropriate situation even though not specifically provided herein; provided, however, that the Trust shall have no
                              --------  -------
liability to reimburse shareholders for taxes assessed against them by reason of their ownership of Shares, nor for any losses suffered by reason of changes in the market value of securities of the Trust. No amendment to this Declaration of Trust increasing or enlarging the liability of the shareholders shall be made without the unanimous vote or written consent of all of the shareholders.

     Section 7.   Nonliability.   The Board shall use every reasonable means to
assure that all persons having dealings with the Trust shall be informed that the private property of the shareholders and the Board shall not be subject to claims against and obligations of the Trust to any extent whatever. The Trustees shall cause to be inserted in every written agreement, undertaking or obligation made or issued on behalf of the Trust, an appropriate provision to the effect that the shareholders and the Trustees shall not be personally liable thereunder, and that all parties concerned shall look solely to the Trust property for the satisfaction of any claim thereunder, and appropriate reference shall be made to this Declaration of Trust. The omission of such a provision from any such agreement, undertaking or obligation, or the failure to use any other means of giving such notice, shall not, however, render the shareholders or the Trustees personally liable.

                                 ARTICLE 5. THE TRUSTEES

     Section 1.   Number, Terms, Qualification, Compensation and Names of
Trustees.   The Board shall be comprised of not less than three nor more than fifteen Trustees. The number of Trustees shall be determined from time to time by resolution of the Board. Except for the initial terms of Class I and Class II Trustees, as set forth on Schedule A hereto, the term of office of each Trustee shall be three years and until his or her successor is duly elected and qualifies. Trustees may succeed themselves in office. Trustees shall be individuals who are at least 21 years old and not under legal disability. No Trustee shall be required to give bond, surety or security to secure the performance of his or her duties or obligations hereunder. Whenever a vacancy in the Board shall occur, until such vacancy is filled as provided in Section 3 of this Article 5, the Trustees or Trustee continuing in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed on the Trustees by this Declaration of Trust. The Trustees shall receive such fees for their services and expenses as they shall deem reasonable and proper. Immediately after the closing of the Initial Public Offering (as such term is defined in Article 3), and at all times thereafter in accordance with Section 3 of this Article 5, a majority of the Trustees comprising the Board ("Independent Trustees") shall not be officers or employees of the Trust.

     The Board shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Trustees comprising the entire Board. The initial Class I Trustees shall be elected for a one-year term, the initial Class II Trustees for a two-year term and the initial Class III Trustees for a three-year term. At each succeeding annual meeting of shareholders, beginning with the annual meeting in 1995, successors to the class of Trustees whose term expires at that annual meeting shall be elected for a three-year term. If the authorized number of Trustees is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Trustees in each class as nearly equal as possible, and any additional Trustee of any class elected to fill a vacancy resulting from an increase in such class, subject to Section 3 of this Article 5, shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of Trustees shorten the term of any incumbent Trustee. A Trustee shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation or removal from office. A majority of the entire Board shall constitute a quorum for the transaction of business, provided that, if
                                                           --------
less than a majority of the Board are present at any meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that, if, pursuant to this Declaration of Trust or
            -------- -------
the Trust Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group.

     Section 2.  Resignation, Removal and Death.   A Trustee may resign at any
time by giving written notice thereof in recordable form to the other Trustees at the principal office of the Trust. The acceptance of a resignation shall not be necessary to make it effective. A Trustee may be removed at any time by the affirmative vote of the holders of two-thirds of the outstanding Shares (which action shall be taken only by vote at a meeting (including a special meeting called for such purpose) and not by authorization without a meeting, notwithstanding anything to the contrary in Section 5 of this Article 5). Upon the resignation or removal of any Trustee, he or she shall execute and deliver such documents and render such accounting as the remaining Trustees shall require and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his or her status as a Trustee shall immediately terminate and his legal representatives shall perform the acts set forth in the preceding sentence.

     Section 3.  Vacancies.   The resignation, removal or death of any or all of
the Trustees shall not terminate the Trust or affect its continuity. During a vacancy, the remaining Trustee or Trustees may exercise the powers of the Board hereunder. Whenever there shall be a vacancy or vacancies on the Board, such vacancy or vacancies shall be filled in the manner prescribed in the second paragraph of this Section 3.

     Any vacancy on the Board for any cause other than an increase in the number of Trustees shall be filled by a majority of the remaining Trustees, even if less than a quorum, or by a sole remaining Trustee. Any vacancy created by an increase in the number of Trustees shall be filled by a majority of the entire Board. Independent Trustees shall nominate replacements for vacancies among the Independent Trustees' positions. In the event that, after the closing of the Initial Public Offering (as such term is defined in Article 3), a majority of the Board are not Independent Trustees by reason of the resignation or removal of one or more Independent Trustees or otherwise, the remaining Independent Trustees (or, if there are no Independent Trustees, the remaining members of the Board) shall promptly elect that number of Independent Trustees necessary to cause the Board to include a majority of Independent Trustees. Any Trustee elected to fill a vacancy as provided herein shall hold office until the next annual meeting of shareholders. A Trustee elected at an annual meeting of shareholders to fill a vacancy shall have the same remaining term as that of his or her predecessor.

     Section 4. Successor Trustees . The right, title and interest of the Trustees in and to the Trust property shall vest automatically in all persons who may hereafter become Trustees upon their due election and qualification without any further act, and thereupon they shall have the same rights, privileges, powers, duties and immunities as though originally named as Trustees in this Declaration of Trust. Appropriate written evidence of the election and qualification of successor Trustees shall be filed with the records of the Trust and in such other offices or places as the Board may deem necessary, appropriate or desirable. Upon the resignation, removal or death of a Trustee, he or she (and in the event of his or her death, his or her estate) shall automatically cease to have any right, title or interest in or to any of the Trust property, and the right, title and interest of such Trustee in and to the Trust property shall vest automatically in the remaining Trustees without any further act.

     Section 5.  Actions by and Meetings of Trustees.   The Trustees may act
with or without a meeting. Except as otherwise provided herein, any action of a majority of Trustees present at a duly convened meeting of the Board shall be conclusive and binding as an action of the Board. A quorum for meetings of the Board shall be a majority of all of the Trustees in office, provided that, if
                                                            --------
less than a majority of such Trustees are present at any meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that, if, pursuant to this Declaration of Trust or
            --------
the Bylaws, the vote of a majority of a particular group of Trustees is required for any action, a quorum must also include a majority of such group. Action may be taken without a meeting only by unanimous consent of all of the Trustees in office and shall be evidenced by a written certificate or instrument signed by all of the Trustees in office. Meetings may otherwise be called, held and conducted in the manner prescribed by the Trust Bylaws. Any action taken by Trustees in accordance with the provisions of this Section 5 shall be conclusive and binding on the Trust, the Trustees and the shareholders, as an action of all the Trustees, collectively, and of the Trust. Any deed, mortgage, evidence of indebtedness or other instrument, agreement or document of any character, whether similar or dissimilar, executed by one or more of the Trustees, when authorized at a meeting or by written authorization without a meeting in accordance with the provisions of this Section 5, shall be valid and binding on the Trustees, the Trust and the shareholders.

     Section 6.  Authority of Trustees.   Subject to any express limitations
contained in this Declaration of Trust or the Trust's Bylaws, (a) the business and affairs of the Trust shall be managed under the direction of the Board and
(b) the Board shall have full, exclusive and absolute power, control and authority over any and all property of the Trust.

     Section 7.  Powers of Trustees.   The Trustees shall have all the powers
necessary, convenient or appropriate to effectuate the purposes of the Trust and may take any action which they deem necessary or desirable and proper to carry out such purposes. Any determination of the purposes of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of the grant of powers to the Trustees.

     Subject to the limitations contained in Article 1, and in addition to all other powers and authority conferred by this Declaration of Trust or by law, the Trustees' powers in the name and on behalf of the Trust shall include the following:

          (a) To purchase, acquire through the issuance of Shares in the Trust, obligations of the Trust or otherwise, and to mortgage, sell, acquire, lease, hold, manage, improve, lease to others, option, exchange, release and partition real estate interests of every nature, including freehold, leasehold, mortgage, ground rent and other interests therein; and to erect, construct, alter, repair, demolish or otherwise change buildings and structures of every nature;

          (b) To purchase, acquire through the issuance of Shares in the Trust, obligations of the Trust or otherwise, option, sell and exchange stocks, bonds, notes, certificates of indebtedness and securities of every nature;

          (c) To purchase, acquire through the issuance of Shares in the Trust, obligations of the Trust or otherwise, mortgage, sell, acquire, lease, hold, manage, improve, lease to others, option and exchange personal property of every nature;

          (d) To hold legal title to property of the Trust in the name of the Trust or in the name of any other person as nominee for the Trust, without disclosure of the interest of the Trust therein;

          (e) To borrow money for the purposes of the Trust and to give notes or other negotiable or nonnegotiable instruments of the Trust therefor; to enter into other obligations or guarantee the obligations of others on behalf of and for the purposes of the Trust; and to mortgage or pledge or cause to be mortgaged or pledged real and personal property of the Trust to secure such notes, debentures, bonds, instruments or other obligations;

          (f) To lend money on behalf of the Trust and to invest the funds of the Trust;

          (g) To create reserve funds for such purposes as they deem advisable;

          (h) To deposit funds of the Trust in banks and other depositories without regard to whether such accounts will draw interest;

          (i) To pay taxes and assessments imposed on or chargeable against the Trust by virtue of or arising out of the existence, property, business or activities of the Trust;

          (j) To purchase, issue, sell or exchange Shares of the Trust as provided in Article 2;

          (k) To exercise with respect to property of the Trust, all options, privileges and rights, whether to vote, assent, subscribe or convert, or of any other nature; to grant proxies; and to participate in and accept securities issued under any voting trust agreement;

          (l) To participate in any reorganization, readjustment, consolidation, merger, dissolution, sale or purchase of assets, lease or similar proceedings of any corporation, partnership or other organization in which the Trust shall have an interest and in connection therewith to delegate discretionary powers to any reorganization, protective or similar committee and to pay assessments and other expenses in connection therewith;

          (m) To engage or employ agents, representatives and employees of any nature, or independent contractors, including, without limiting the generality of the foregoing, transfer agents for the transfer of Shares in the Trust, registrars, underwriters for the sale of Shares in the Trust, independent certified public accountants, attorneys at law, appraisers and real estate agents and brokers; and to delegate to one or more Trustees, agents, representatives, employees, independent contractors or other persons such powers and duties as the Trustees deem appropriate;

          (n) To determine conclusively the allocation between capital and income of the receipts, holdings, expenses and disbursements of the Trust, regardless of the allocation which might be considered appropriate in the absence of this provision;

          (o) To determine conclusively the value from time to time and to revalue the real estate, securities and other property of the Trust by means of independent appraisals;

          (p) To compromise or settle claims, questions, disputes and controversies by, against or affecting the Trust;

          (q) To solicit proxies of the shareholders;

          (r) To adopt a fiscal year for the Trust and to change such fiscal year;

          (s)  To adopt and use a seal;

          (t) To merge the Trust with or into any other trust or corporation in accordance with the laws of the State of Maryland;

          (u) To deal with the Trust property in every way, including joint ventures, partnerships and any other combinations or associations, that it would be lawful for an individual to deal with the same, whether similar to or different from the ways specified herein;

          (v) To determine whether or not, at any time or from time to time, to attempt to cause the Trust to qualify for taxation as a REIT;

          (w) To make, adopt, amend or repeal Bylaws containing provisions relating to the business of the Trust, the conduct of its affairs, its rights or powers and the rights or powers of its shareholders, Trustees or officers not inconsistent with law or this Declaration of Trust; and

          (x) To do all such other acts and things as are incident to the foregoing and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes of the Trust and to carry out the provisions of this Declaration of Trust.

     Section 8.  Trustees' Right to Own Shares in Trust.   A Trustee may
acquire, hold and dispose of Shares in the Trust for his or her individual account and may exercise all rights of a shareholder to the same extent and in the same manner as if he or she were not a Trustee.

     Section 9.  Related Party Transactions.   Subject to the provisions of
Section 4 of Article 1 and to any restrictions in this Declaration of Trust or adopted by the Board in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind (including, without limitation, for the purchase or sale of property or for any type of services, including those in connection with underwriting or the offer or sale of securities of the Trust) with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.

     Section 10.  Non-Liability of Trustees.   To the maximum extent that
Maryland law in effect from time to time permits limitation of the liability of trustees of a REIT, no Trustee of the Trust shall be liable to the Trust or to any shareholder for money damages. Neither the amendment nor repeal of this
Section 10, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 10, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees of a Maryland REIT for money damages in a suit by or on behalf of the Trust or by any shareholder, no Trustee of the Trust shall be liable to the Trust or to any shareholder for money damages except to the extent that (a) the Trustee actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (b) a judgment or other final adjudication adverse to the Trustee is entered in a proceeding based on a finding in the proceeding that the Trustee's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of the action adjudicated in the proceeding.

     Section 11.  Indemnification of Trustees.   The Trust shall indemnify each
Trustee, to the maximum extent permitted by Maryland law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of his or her being or having been a Trustee of the Trust or serving or having served at the request of the Trust as a director, trustee, officer, partner, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from all claims and liabilities to which such Trustee may become subject by reason of service in that capacity and to pay or reimburse reasonable expenses, as such expenses are incurred, by such Trustee in connection with any such claim or liability.

     Section 12.  Persons Dealing with Trustees.   No corporation, person,
transfer agent or other party shall be required to examine or investigate the trusts, terms or conditions contained in this Declaration of Trust or otherwise applicable to the Trust; and no such corporation, person, transfer agent or other party dealing with the Trustees or with the Trust or Trust property and assets shall have any obligation with respect to the application of any money or property paid or delivered to any Trustee, or nominee, agent or representative of the Trust or the Trustees. A certificate executed by or on behalf of the Trustees or by any other duly authorized representative of the Trust, delivered to any person or party dealing with the Trust or Trust property and assets, or, if relating to real property, recorded in the deed records for the county or district in which such real property lies, certifying as to the identity and authority of the Trustees, agents or representatives of the Trust for the time being, or as to any action of the Trustees or of the Trust, or of the shareholders, or as to any other fact affecting or relating to the Trust or this Declaration of Trust, may be treated as conclusive evidence thereof by all persons dealing with the Trust. No provision of this Declaration of Trust shall diminish or affect the obligation of the Trustees and every other representative or agent of the Trust to deal fairly and act in good faith with respect to the Trust and the shareholders insofar as the relationship and accounting among the parties to the Trust is concerned; but no third party dealing with the Trust or with any Trustee, agent or representative of the Trust shall be obliged or required to inquire into, investigate or be responsible for the discharge and performance of such fiduciary obligation.

     Section 13.  Administrative Powers of Trustees.   The Trustees shall have
power to pay the expenses of organization and administration of the Trust, including all legal and other expenses in connection with the preparation and carrying out of the plan for the formation of the Trust, the acquisition of properties thereunder and the issuance of Shares thereunder; and to employ such officers, experts, counsel, managers, salesmen, agents, workmen, clerks and other persons as they think best.

     Section 14.  Election of Officers.   The Board may annually elect a
Chairman of the Board (or more than one Co-Chairmen of the Board), a Vice Chairman of the Board (or more than one Vice Chairmen of the Board) and a Chief Executive Officer of the Trust. The Board may also annually elect one or more Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, a Secretary, a Treasurer, Assistant Secretaries, Assistant Treasurers and such other officers as the Board shall deem proper. Except as required by law, the officers of the Trust need not be Trustees. All officers and agents of the Trust shall have such authority and perform such duties in the management of the Trust as may be provided in the Bylaws or as may be determined by the Board not inconsistent with the Bylaws. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in their judgment the best interest of the Trust will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of any officer or agent shall not of itself create contract rights. The Board shall fix the compensation of all officers. Each such officer shall be entitled to indemnification by the Trust on the same basis provided to Trustees hereunder.

     Section 15.  Committees of Trustees, Delegation of Powers and Duties to
Committees, Trustees, Officers and Employees.   The Board may, in its
discretion, by resolution passed by a majority of the Trustees, designate from among its members one or more committees which shall consist of one or more Trustees. The Board may designate one or more Trustees as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board, by resolution passed by a majority of the Trustees, may at any time change the membership of any such committee, fill vacancies in it, or dissolve it. The Bylaws, or a majority of the Trustees, may authorize any one or more of the Trustees, or any one or more of the officers or employees or agents of the Trust, on behalf of the Trust, to exercise and perform any and all powers granted to the Trustees, and to discharge any and all duties imposed on the Trustees, and to do any acts and to execute any instruments deemed by such person or persons to be necessary or appropriate to exercise such power or to discharge such duties, and to exercise his own sound judgment in so doing. The authority to act on any transaction which under the terms of this Declaration of Trust requires the vote of a majority of the Independent Trustees may not be delegated to any committee.

     Section 16.  Proposal of Amendments.   Notwithstanding anything in this
Declaration of Trust to the contrary, no amendment to Section 1, 3, 9 or 16 of this Article 5 or Section 2 of Article 7 shall be deemed to have been proposed by the Board for approval by the shareholders unless and until such proposed amendment has been approved by a majority of the Independent Trustees. Nothing contained in this Section 16 shall be construed as a condition to or a limitation on the right of the shareholders to amend any Section of this Declaration of Trust by action taken independent of the Board in accordance with Title 8.

                 ARTICLE 6. DURATION AND TERMINATION OF TRUST

     Section 1.  Termination of Trust.   The Trust may be terminated at any time
by a vote or written consent of the holders of two-thirds of the outstanding Shares of all classes.

     In connection with any termination of the Trust, the Board, upon receipt of such releases or indemnity as they deem necessary for their protection, shall:

          (a) Sell and convert into cash the property of the Trust and distribute the net proceeds among the shareholders ratably; or

          (b) Convey the property of the Trust to one or more persons, entities, trusts or corporations for consideration consisting in whole or in part of cash, shares of stock, or other property of any kind, and distribute the net proceeds among the shareholders ratably, at valuations fixed by the Board, in cash or in kind, or partly in cash and partly in kind; provided
                                                                      --------
     that the proposal to proceed as described in this clause (6) shall have been approved in writing by shareholders holding two-thirds of the Shares issued and outstanding.

     Upon termination of the Trust and distribution to the shareholders as herein provided, a majority of the Trustees shall execute and keep among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the right, title and interest of all shareholders shall cease and be canceled and discharged.

     Section 2.  Merger.   The Trustees shall have the power to (a) merge the
Trust into another entity, (b) consolidate the Trust with one or more other entities into a new entity or (c) sell or otherwise dispose of all or substantially all of the assets of the Trust; provided that such action shall
                                              --------
have been approved, at a meeting of the shareholders called for the purpose, by the affirmative vote of the holders of not less than two-thirds of the Shares then outstanding and entitled to vote thereon.

     Section 3.  Duration of Trust.   Subject to possible earlier termination in
accordance with the provisions of this Article 6, the duration of the Trust shall be perpetual or, in any jurisdiction in which such duration is not permitted, then the Trust shall terminate on the latest date permitted by the law of such jurisdiction.

     Section 4.  Organization as a Corporation.   Whenever the Board deems it in
the best interests of the shareholders that the Trust be organized as a corporation under the laws of any state, the Board shall have full power to organize such corporation, under the laws of such state as it may consider appropriate, in the place and stead of the Trust without procuring the consent of any of the shareholders, in which event the capital stock of such corporation shall be and remain the same as fixed under this Declaration of Trust and the shareholders shall receive and accept stock in such corporation on the same basis as they hold Shares in the Trust.

                             ARTICLE 7. AMENDMENTS

     Section 1.  General.   The Trust reserves the right from time to time to
make any amendment to this Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this Declaration of Trust, of any outstanding Shares.

     Section 2.  Amendment by Shareholders.   Except as provided in Section 3 of
this Article 7, this Declaration of Trust may be amended only by the affirmative vote or written consent of the holders of at least a majority of the Shares entitled to vote thereon.

     Section 3.   Amendment by Trustees.   The Trustees by a two-thirds vote and
without any action by the shareholders may amend provisions of this Declaration of Trust from time to time to qualify as a REIT under the Code or under Title 8. The Trustees may amend this Declaration of Trust without any action by the shareholders pursuant to Section 1 of Article 2.

     Section 4.  Requirements of Maryland Law.   Notwithstanding anything
contained in this Declaration of Trust to the contrary, this Declaration of Trust may not be amended except as provided in Title 8.

                           ARTICLE 8. MISCELLANEOUS

     Section 1.  Construction.   This Declaration of Trust shall be construed in
such a manner as to give effect to the intent and purposes of the Trust and this Declaration of Trust. If any provisions hereof appear to be in conflict, more specific provisions shall control over general provisions. This Declaration of Trust shall govern all of the relationships among the Trustees and shareholders of the Trust; and each provision hereof shall be effective for all purposes and to all persons dealing with the Trust to the fullest extent possible under applicable law in each jurisdiction in which the Trust shall engage in business. In defining or interpreting the powers and duties of the Trust and the Trustees and officers, reference may be made, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland. In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the Annotated Code of Maryland, the Trust shall be included within the definition of "corporation" for purposes of such provision.

     Section 2.  Headings for Reference Only.   Headings preceding the text,
Articles and Sections hereof have been inserted solely for convenience and reference, and shall not be construed to affect the meaning, construction or effect of this Declaration of Trust.

     Section 3.  Filing and Recording.   This Declaration of Trust and any
amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Board deems appropriate, but failure to file for record this Declaration of Trust or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of this Declaration of Trust or any amendment hereto. An amended Declaration of Trust shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments thereto.

     Section 4.  Applicable Law.   This Declaration of Trust has been executed
with reference to and its construction and interpretation shall be governed by the laws of Maryland, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the laws of Maryland.

     Section 5.  Certifications.   Any certificates signed by a person who,
according to the records of the State Department of Assessments and Taxation of Maryland appears to be a Trustee hereunder, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trust or the Trustees or any one or more of them, and the successors or assigns of such persons, which certificate may certify to any matter relating to the affairs of the Trust, including but not limited to any of the following: A vacancy on the Board; the number and identity of Trustees; this Declaration of Trust and any Amendments thereto, or any restated Declaration of Trust and any Amendments thereto, or that there are no Amendments to this Declaration of Trust or any restated Declaration of Trust; a copy of the Bylaws of the Trust or any Amendment thereto; the due authorization of the execution of any instrument or writing; the vote at any meeting of the Board or a committee thereof or shareholders; the fact that the number of Trustees present at any meeting or executing any written instrument satisfies the requirements of this Declaration of Trust; a copy of any Bylaw adopted by the shareholders or the identity of any officer elected by the Board; or the existence or nonexistence of any fact or facts which in any manner relate to the affairs of the Trust. If this Declaration of Trust or any restated Declaration of Trust is filed or recorded in any recording office other than the State Department of Assessments and Taxation of Maryland, anyone dealing with real estate so located that instruments affecting the same should be filed or recorded in such recording office may rely conclusively on any certificate of the kind described above which is signed by a person who according to the records of such recording office appears to be a Trustee hereunder. In addition, the Secretary or any Assistant Secretary of the Trust or any other officer of the Trust designated by the Bylaws or by action of the Board may sign any certificate of the kind described in this Section 5, and such certificate shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trust, and the successors and assigns of such person.

     Section 6.  Severability.   If any provision of this Declaration of Trust
shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this

Declaration of Trust, and this Declaration of Trust shall be carried out, if possible, as if such invalid or unenforceable provision were not contained therein.

     Section 7.  Bylaws.   The Bylaws of the Trust may be altered, amended or
repealed, and new Bylaws may be adopted, at any meeting of the Board by a majority vote of the Trustees.

                ARTICLE 9. LIMITATION OF LIABILITY FOR TRUSTEES
                         AND OFFICERS; INDEMNIFICATION

     Section 1. Limitation of Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees, officers, employees or agents of a REIT, no trustee, officer, employee or agent of the Trust shall be liable to the Trust or to any shareholder for money damages. Neither the amendment nor the repeal of this Section 1, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees, officers, employees or agents of a Maryland REIT for money damages in a suit by or on behalf of the Trust or by any shareholder, no trustee, officer, employee or agent of the Trust shall be liable to the Trust or to any shareholder for money damages except to the extent that (a) the trustee, officer, employee or agent actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (b) a judgment or other final adjudication adverse to the trustee, officer, employee or agent is entered in a proceeding based on a finding in the proceeding that the trustee's, officer's, employee's or agent's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of the action adjudicated in the proceeding.

     Section 2. Indemnification. The Trust shall indemnify each officer, employee and agent, to the fullest extent permitted by Maryland law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was an officer, employee or agent of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, partner, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in that capacity and to pay or reimburse reasonable expenses, as such expenses are incurred, of each officer, employee or agent in connection with any such proceedings.

     Section 3.  Indemnification and Insurance.   Notwithstanding any other
provisions of this Declaration of Trust, the Trust, for the purpose of providing indemnification for its Trustees and officers, shall have the authority, without specific shareholder approval, to enter into insurance or other arrangements to indemnify all Trustees and officers of the Trust against any and all liabilities and expenses incurred by them by reason of their being Trustees or officers of the Trust, whether or not the Trust would otherwise have the power under this Declaration of Trust or under Maryland law to indemnify such persons against such liability. Without limiting the power of the Trust to procure or maintain any kind of insurance or other arrangement, the Trust may, for the benefit of persons indemnified by it, (a) create a trust fund, (b) establish any form of self-insurance, (c) secure its indemnity obligation by grant of any security interest or other lien on the assets of the Trust or (d) establish a letter of credit, guaranty or surety arrangement. Any such insurance or other arrangement may be procured, maintained or established within the Trust or with any insurer or other person deemed appropriate by the Board regardless of whether all or part of the stock or other securities thereof are owned in whole or in part by the Trust. In the absence of fraud, the judgment of the Board as to the terms and conditions of insurance or other arrangement and the identity of the insurer or other person participating in any arrangement shall be conclusive, and such insurance or other arrangement shall not be subject to voidability, nor subject the Trustees approving such insurance or other arrangement to liability on any ground, regardless of whether Trustees participating and approving such insurance or other arrangement shall be beneficiaries thereof.

     Section 4.  Conflicts.   In the event that any provision or portion of a
provision of this Article 9 is determined to be in conflict with any applicable statute, such provision or portion thereof shall be inapplicable to the extent of such conflict.

     Section 5. Severability . In the event that any provision or portion of a provision of this Article 9 is determined to be invalid, void, illegal or unenforceable, the remainder of the provisions of this Article 9 shall continue to be valid and enforceable and shall in no way be affected, impaired or invalidated.

     Section 6.  No Impairment.   Nothing in this Article 9 shall be construed
to diminish, limit or impair any rights or defenses afforded to officers or Trustees by common law, statute, other provisions of this Declaration of Trust, the Trust Bylaws or otherwise, and the provisions of this Article 9 shall be deemed to be cumulative thereto.

     Section 7.  References.   References in this Article 9 to Trustees or
officers shall be deemed to refer to any person who is or was a Trustee or officer of the Trust and any person who, while a Trustee or officer of the Trust, is or was serving at the request of the Trust as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

     IN WITNESS WHEREOF, the undersigned, constituting all of the present Trustees of Cabot Industrial Trust, have each executed this Declaration of Trust as Trustees.



                              -------------------------------------------------
                              Ferdinand Colloredo-Mansfeld



                              -------------------------------------------------
                              Robert E. Patterson

STATE OF MASSACHUSETTS   )
                         )
COUNTY OF SUFFOLK        )


     On the _____ day of October, 1997, before me, the undersigned, a notary public in and for Suffolk County, Massachusetts, personally appeared Ferdinand Colloredo-Mansfeld, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                              -------------------------------------------------
                              Notary Public

My commission expires:


---------------



STATE OF MASSACHUSETTS   )
                         )
COUNTY OF SUFFOLK        )


     On the _____ day of October, 1997, before me, the undersigned, a notary public in and for Suffolk County, Massachusetts, personally appeared Robert E. Patterson, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                              -------------------------------------------------
                              Notary Public

My commission expires:


---------------

                                  SCHEDULE A
                                  ----------


                                   TRUSTEES
                                   --------


Name                            Class               Address
----                            -----               -------

Ferdinand Colloredo-Mansfeld      I      Cabot Partners Limited Partnership
                                         Two Center Plaza, Suite 200
                                         Boston, Massachusetts 02108

Robert E. Patterson               II     Cabot Partners Limited Partnership
                                         Two Center Plaza, Suite 200
                                         Boston, Massachusetts 02108

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